CERTIFICATE OF CORRECTION

                                       OF

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          AMERICAN MEDICAL ALERT CORP.


            The  undersigned,  Howard M.  Siegel  and John  Merlo,  pursuant  to section 105 of the New York Business Corporation Law, do hereby certify:

            1.    The name of the corporation is American Medical Alert Corp.

            2. The undersigned are the President and Secretary, respectively, of American Medical Alert Corp.

            3. A Certificate of Amendment of the Certificate of Incorporation of American Medical Alert Corp. was filed in the office of the Department of State at Albany, New York on the 12th day of August 1981.

            4. Said Certificate of Amendment is erroneous in that Paragraph 5 of said Certificate incorrectly amended Article 7 instead of
                  Article 6 of the Certificate of Incorporation.

            5. This Certificate is filed to correct such error and to delete Paragraph 5 of the Certificate of Amendment. For the purpose of correcting said error, said Paragraph 5 of Certificate of Amendment is hereby corrected to read as follows, to wit:

                        "5.  The  Certificate  of  Incorporation  is  amended as
                  authorized by Section 801 of the Business Corporation Law so as to add a new Article 6 eliminating pre-emptive rights as provided for in Section 622 of the New York Business Corporation Law.

                        Paragraph 6 of the  Certificate of  Incorporation  shall
                  read as follows:

            SIXTH: No holder of the Common Stock of the Corporation shall be entitled as such as a matter of right to subscribe for or to purchase any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into stock of any class, whatsoever, whether now or hereafter authorized, or whether issued for property or services or by way of dividend or for cash, and all such rights are waived by each holder of the Common Stock.

            For the purpose of deleting such unauthorized matter, Paragraph 5 of the Certificate of Amendment is hereby declared to be deleted and eliminated and the new Paragraph 5 is placed instead thereof.

            IN WITNESS WHEREOF, the undersigned have executed and signed this Certificate of Correction this 29th day of November 1983.


                                                /s/ Howard M. Siegel
                                                ------------------------
                                                Howard M. Siegel, President

                                                /s/ John Merlo
                                                ------------------------
                                                John Merlo, Secretary

STATE OF NEW YORK  )
                   )     ss.:
COUNTY OF NASSAU   )


            JOHN MERLO, being duly sworn, deposes and says: that I am the Secretary of AMERICAN MEDICAL ALERT CORP., the corporation mentioned and described in the foregoing instrument; that I have read and signed the same, and that the statements contained therein are true.

                                                /s/ John Merlo
                                                ------------------------
                                                John Merlo, Secretary


Sworn to before me this
29th day of November, 1983


--------------------
Notary Public